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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 of our report dated April 27, 2010 relating to the financial statements of American General Life Insurance Company of Delaware Variable Account I, our report dated April 30, 2010 relating to the financial statements of American General Life Insurance Company of Delaware and our report dated May 3, 2010 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in presentation of discontinued operations and segments discussed in Note 1, which is as of November 5, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which report appears in the Current Report on Form 8-K dated November 5, 2010 of American International Group, Inc. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 5, 2010